UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2018
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia		23060-6148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136

Not Applicable
(Former name or former address, if changed since last report)
_________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01	Other Events.

On August 31, 2018, Markel Corporation (“Markel”) and Nephila Holdings Ltd. (“Nephila”) issued a joint press release announcing that Markel has entered into a definitive agreement to acquire all of the common shares of Nephila.

Nephila is a leading investment manager specializing in reinsurance risk. Nephila offers a broad range of investment products focusing on instruments such as insurance-linked securities, catastrophe bonds, insurance swaps, and weather derivatives. Nephila, whose revenue is driven primarily through management and incentive fees, has assets under management of approximately $12.3 billion as of July 31, 2018 for over 300 geographically diverse investors and has been managing institutional assets in this space since it was founded in 1998. The firm has over 180 employees.

Upon completion of the transaction, Nephila will continue to operate as a separate business unit. The management team, led by Greg Hagood and Frank Majors, will remain in place and will continue to be based in Bermuda, San Francisco, CA, Nashville, TN and London.

The transaction, which is subject to approvals by relevant insurance regulators and other customary closing conditions, is expected to close in the fourth quarter of 2018. The transaction is not subject to any financing condition, and Markel plans to finance the transaction using cash balances on hand.

A copy of the joint press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Joint Press Release dated August 31, 2018

Information Concerning Forward Looking Statements

Some of the statements in this Current Report on Form 8-K may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Markel’s and Nephila’s beliefs, plans or expectations, are forward-looking statements. These statements are based on Markel’s and Nephila’s current plans, estimates, and expectations. There are risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by such statements. The proposed transaction is subject to risks and uncertainties, including: (A) that Nephila and Markel may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction; (C) the failure to satisfy conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (D) the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement; (E) risks related to disruption of management’s attention from Nephila’s ongoing business operations due to the proposed transaction; (F) the effect of the announcement of the proposed transaction on Nephila’s relationships with its clients, operating results and business generally; (G) the outcome of any legal proceedings to the extent initiated against Nephila, Markel or others following the announcement of the proposed transaction; (H) risks related to Markel’s post-closing integration of Nephila’s business and operations; (I) risks related to a downgrading of Nephila’s or Markel’s A.M. Best ratings or other similar financial strength or debt ratings as a result of the announcement or completion of the proposed transaction; and (J) the loss or impairment of Nephila’s material client or other relationships as a result of the announcement or completion of the proposed transaction, as well as Nephila’s and Markel’s management's response to any of the aforementioned factors. Markel does not assume any obligation to update this Current Report on Form 8-K (including any forward-looking statements herein) as a result of new information, developments, or otherwise. This Current Report on Form 8-K speaks only as of the date issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL CORPORATION

August 31, 2018	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	General Counsel and Secretary

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